Exhibit 99.1

EXCO Resources, Inc. Receives Notice of Non-Compliance with NYSE

Continued Listing Standards

DALLAS—(BUSINESS WIRE)— EXCO Resources, Inc. (NYSE: XCO) (“EXCO” or the “Company”) today announced that on August 10, 2017 it was notified by the New York Stock Exchange (the “NYSE”) that it is not in compliance with the continued listing standards set forth in Section 802.01B of the NYSE’s Listed Company Manual because the Company’s average global market capitalization fell below $50 million over a trailing consecutive 30 trading-day period while its shareholders’ equity was less than $50 million. As required by the NYSE, the Company plans to notify the NYSE within ten business days of its intent to cure the deficiency and return to compliance with the NYSE’s continued listing requirements.

The Company has 45 days from the receipt of the notice of noncompliance to submit a business plan to the NYSE demonstrating how it intends to regain compliance with the continued listing standards set forth in Section 802.01B of the Listed Company Manual. The Company intends to develop and submit such a business plan within the required time frame and will continue to work with the NYSE to attempt to comply with all continued listing standards. Assuming that the NYSE accepts the plan, the Company will be subject to quarterly monitoring for compliance with the business plan and the Company’s common shares will continue to trade on the NYSE, subject to the Company’s compliance with other NYSE continued listing requirements.

The notice has no immediate impact on the listing of the Company’s common shares, which will continue to be listed and traded on the NYSE during this period, subject to the Company’s compliance with the other listing requirements of the NYSE. The Company’s common shares will continue to trade under the symbol “XCO,” but will have an added designation of “.BC” to indicate the status of the common shares as “below compliance.”

If the Company’s common shares ultimately were to be delisted for any reason, it could negatively impact the Company by (i) reducing the liquidity and market price of the Company’s common shares; (ii) reducing the number of investors willing to hold or acquire the common shares, which could negatively impact the Company’s ability to raise equity financing; (iii) limiting the Company’s ability to use a resale registration statement on Form S-3 to offer and sell freely tradable securities, thereby preventing the Company from accessing the public capital markets; and (iv) impairing the Company’s ability to provide equity incentives to its employees.

The NYSE notification does not affect EXCO’s business operations or its Securities and Exchange Commission (“SEC”) reporting requirements and does not conflict with or cause an event of default under any of the Company’s material debt agreements.

About EXCO

EXCO Resources, Inc. is an oil and natural gas exploration, exploitation, acquisition, development and production company headquartered in Dallas, Texas with principal operations in Texas, North Louisiana and the Appalachia region. EXCO’s headquarters are located at 12377 Merit Drive, Suite 1700, Dallas, TX 75251.

Forward-Looking Statements

This release may contain forward-looking statements relating to future financial results, business expectations and strategic and financial alternatives and other business transactions. Actual results may differ materially from those predicted as a result of factors over which EXCO has no control. Such factors include, but are not limited to: EXCO’s liquidity, sources of capital resources and ability to implement or execute on any strategic or financial initiatives, adjust its capital structure, or increase its liquidity; the continued volatility of, or depressed prices in, the oil and gas markets; the continued listing of EXCO’s common shares on the NYSE; the estimates of reserves; availability and costs of services and materials; commodity price changes; regulatory changes; and general economic conditions. These and other factors are included in EXCO’s reports on file with the SEC. Except as required by applicable law, EXCO undertakes no obligation to publicly update or revise any forward-looking statements.

Contacts

EXCO Resources, Inc.

Tyler Farquharson, 214-368-2084

Vice President, Chief Financial Officer and Treasurer

www.excoresources.com

Source: EXCO Resources, Inc.